Exhibit 99.1

EPAM Reports Results for First Quarter 2022

•First quarter revenues of $1.172 billion, up 50.1% year-over-year
•GAAP Income from Operations was 11.0% of revenues and Non-GAAP Income from Operations was 16.1% of revenues for the first quarter
•First quarter GAAP Diluted EPS of $1.52, a decrease of 18.3%, and Non-GAAP Diluted EPS of $2.49, an increase of 37.6% on a year-over-year basis
•For the second quarter, EPAM expects revenue to be at least $1.140 billion, GAAP Diluted EPS to be at least $0.73 and Non-GAAP Diluted EPS to be at least $1.70

Newtown, PA, USA — May 5, 2022 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today reported results for the first quarter ended March 31, 2022.
“The Russian invasion of Ukraine has changed the world and EPAM. We stand with Ukraine and continue to support our employees and their families while enabling broader assistance initiatives in the Country,” said Arkadiy Dobkin, CEO & President, EPAM. “Our successful track record in adapting the Company to global disruptions gives me confidence that despite the deeply personal impact the war has had on EPAM, we will execute through this near-term challenge, and emerge as a more diverse, more resilient and more relevant global company.”
EPAM’s strategy, which centers on adapting, growing and driving value across a broader and more engaged ecosystem of people, customers, and partners, continues to guide the Company. EPAM has accelerated elements of this strategy focusing on diversification of its global delivery platform, by scaling existing and new geographic locations, while continuing to add breadth and depth of talent and capabilities.
This accelerated diversification of the Company’s global delivery capability will help support both the near-term repositioning of customer projects from the impacted region, and future growth beyond 2022.

First Quarter 2022 Highlights
•Revenues increased to $1.172 billion, a year-over-year increase of $390.8 million, or 50.1%. On a constant currency basis, revenues were up 53.0% compared to the first quarter of 2021. Acquisitions completed in the last twelve months contributed 9.9% to revenue growth in the quarter;
•GAAP income from operations was $129.2 million, an increase of $22.0 million, or 20.5%, compared to $107.3 million in the first quarter of 2021;
•Non-GAAP income from operations was $188.7 million, an increase of $51.8 million, or 37.8%, compared to $136.9 million in the first quarter of 2021;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.52, a decrease of $0.34, or 18.3%, compared to $1.86 in the first quarter of 2021; and
•Non-GAAP diluted EPS was $2.49, an increase of $0.68, or 37.6%, compared to $1.81 in the first quarter of 2021.
Cash Flow and Other Metrics
•Cash used by operating activities was $51.8 million for the first three months of 2022, compared to cash provided by operating activities of $12.8 million for the first three months of 2021;
•Cash, cash equivalents and restricted cash totaled $1.308 billion as of March 31, 2022, a decrease of $141.4 million, or 9.8%, from $1.449 billion as of December 31, 2021; and
•Total headcount was approximately 61,600 as of March 31, 2022. Included in this number were approximately 55,100 delivery professionals, an increase of 41.8% from March 31, 2021.

Second Quarter Outlook
EPAM expects the following for the second quarter:
•Revenues will be at least $1.140 billion on a GAAP basis for the second quarter reflecting a year-over-year growth rate of at least 29% which includes an unfavorable foreign currency translation impact of approximately 5%. Revenue growth on a constant currency basis will be at least 34%. The Company expects acquisitions will contribute approximately 6% to reported revenues;
•For the second quarter, EPAM expects GAAP income from operations to be in the range of 3% to 5% of revenues and non-GAAP income from operations to be in the range of 10% to 12% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 19% and its non-GAAP effective tax rate to be approximately 23%; and
•EPAM expects GAAP diluted EPS will be at least $0.73 for the quarter, and non-GAAP diluted EPS will be at least $1.70 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.5 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, May 5, 2022, at 8:00 a.m. EDT. The live conference call will be available by dialing +1 (844) 707-0662 or +1 (703) 318-2250 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at https://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 (outside of the U.S.) and entering the conference ID 1698691. The replay will be available until May 12, 2022.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting, and design capabilities; and unique ‘Engineering DNA,’ EPAM’s globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people’s lives. In 2021, EPAM was added to the S&P 500 and included among the list of Forbes Global 2000 companies.
Selected by Newsweek as a 2021 Most Loved Workplace, EPAM’s global multi-disciplinary teams serve customers in more than 45 countries across five continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked as the top IT services company on Fortune’s 100 Fastest-Growing Companies list for the last three consecutive years. EPAM is also listed among Ad Age’s top 25 World’s Largest Agency Companies for three consecutive years, and Consulting Magazine named EPAM Continuum a top 20 Fastest-Growing Firm.
Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning efforts in Russia and Belarus, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to on-going hostilities in Ukraine, political and civil unrest or military action in the geographies where we conduct business and operate, developments relating to the on-going COVID-19 pandemic, and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Report on Form 10-Q, filed on or after the date of this press release, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues	$1,171,614	$780,775
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	780,836	519,328
Selling, general and administrative expenses	237,277	136,389
Depreciation and amortization expense	24,259	17,807
Income from operations	129,242	107,251
Interest and other (loss)/income, net	(165)	5,374
Foreign exchange (loss)/gain	(22,785)	2,299
Income before provision for income taxes	106,292	114,924
Provision for income taxes	16,573	5,878
Net income	$89,719	$109,046

Net income per share:
Basic	$1.58	$1.94
Diluted	$1.52	$1.86
Shares used in calculation of net income per share:
Basic	56,915	56,170
Diluted	58,941	58,778

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of March 31, 2022	As of December 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,276,461	$1,446,625
Trade receivables and contract assets, net of allowance of $14,229 and $5,521, respectively	901,260	768,928
Prepaid and other current assets	89,032	53,927
Total current assets	2,266,753	2,269,480
Property and equipment, net	219,639	236,214
Operating lease right-of-use assets, net	175,514	184,841
Intangible assets, net	97,569	101,143
Goodwill	534,136	530,723
Deferred tax assets	161,302	143,928
Other noncurrent assets	52,657	56,898
Total assets	$3,507,570	$3,523,227

Liabilities
Current liabilities
Accounts payable	$19,406	$24,847
Accrued compensation and benefits expenses	408,789	502,997
Accrued expenses and other current liabilities	177,872	142,014
Short-term debt	9,900	16,018
Income taxes payable, current	20,264	27,440
Operating lease liabilities, current	47,021	50,104
Total current liabilities	683,252	763,420
Long-term debt	30,550	30,234
Income taxes payable, noncurrent	44,103	42,454
Operating lease liabilities, noncurrent	140,814	142,802
Other noncurrent liabilities	55,095	48,480
Total liabilities	953,814	1,027,390
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 57,153 and 56,868 shares issued, 57,133 and 56,849 shares outstanding at March 31, 2022 and December 31, 2021, respectively	57	57
Additional paid-in capital	719,122	711,912
Retained earnings	1,919,251	1,829,532
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(86,150)	(54,207)
Total EPAM Systems Inc. stockholders’ equity	2,552,103	2,487,117
Noncontrolling interest in consolidated subsidiaries	1,653	8,720
Total stockholders' equity	$2,553,756	$2,495,837
Total liabilities and stockholders' equity	$3,507,570	$3,523,227

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

Three Months Ended March 31, 2022
Revenue growth as reported	50.1%
Foreign exchange rates impact	2.9%
Revenue growth on a constant currency basis(1)	53.0%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31, 2022
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$780,836	$54	$780,890
Selling, general and administrative expenses(3)	$237,277	$(54,254)	$183,023
Income from operations(4)	$129,242	$59,444	$188,686
Operating margin	11.0%	5.1%	16.1%
Net income(5)	$89,719	$57,324	$147,043
Diluted earnings per share	$1.52		$2.49

	Three Months Ended March 31, 2021
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$519,328	$(11,117)	$508,211
Selling, general and administrative expenses(3)	$136,389	$(15,378)	$121,011
Income from operations(4)	$107,251	$29,635	$136,886
Operating margin	13.7%	3.8%	17.5%
Net income(5)	$109,046	$(2,846)	$106,200
Diluted earnings per share	$1.86		$1.81

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended March 31,
	2022	2021
Stock-based compensation (benefit)/ expense	$(424)	$11,117
Humanitarian support in Ukraine (a)	19,156	—
Unbilled business continuity resources (b)	2,570	—
Discretionary compensation (c)	(21,356)	—
Total adjustments to GAAP cost of revenues(2)	(54)	11,117
Stock-based compensation expenses	7,536	13,436
Other acquisition-related expenses	579	1,933
One-time charges	1,363	9
Humanitarian support in Ukraine (a)	6,500	—
Geographic repositioning (d)	18,706	—
Russia long-lived asset impairment charges (e)	19,570	—
Total adjustments to GAAP selling, general and administrative expenses(3)	54,254	15,378
Amortization of acquired intangible assets	5,244	3,140
Total adjustments to GAAP income from operations(4)	59,444	29,635
Change in fair value of contingent consideration included in Interest and other income, net	3,373	(4,944)
Impairment of financial asset	1,300	—
Foreign exchange loss/(gain)	22,785	(2,299)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(16,469)	(3,734)
Excess tax benefits related to stock-based compensation	(13,109)	(21,504)
Total adjustments to GAAP net income(5)	$57,324	$(2,846)

(a) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery employees in locations outside of the region to ensure the continuity of delivery for customers who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Discretionary compensation includes the reduction of previously accrued amounts associated with the Company's variable compensation program for the year ended December 31, 2021. This adjustment was made in response to Russia's invasion of Ukraine and is not expected to recur in the future.
(d) Geographic repositioning includes expenses associated with the Company's accelerated efforts to relocate employees in Russia and Belarus to other countries and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e) As a result of the Company's decision to no longer serve customers in Russia, the Company incurred impairment charges for long-lived assets in Russia including charges of $15.1 million associated with property and equipment, $3.8 million associated with right-of-use assets and $0.7 million associated with goodwill. Consistent with the Company's historical non-GAAP policy, impairment charges have been excluded from non-GAAP results as these are one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

Second Quarter 2022
Revenue growth (at least)	29%
Foreign exchange rates impact	5%
Revenue growth on a constant currency basis (at least) (6)	34%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

Second Quarter 2022
GAAP income from operations as a percentage of revenues	3% to 5%
Stock-based compensation expenses	2.4%
Included in cost of revenues (exclusive of depreciation and amortization)	1.1%
Included in selling, general and administrative expenses	1.3%
Humanitarian support in Ukraine (a)	1.1%
Unbilled business continuity resources (b)	0.7%
Geographic repositioning (d)	0.9%
One-time charges	1.3%
Other acquisition-related expenses	0.1%
Amortization of purchased intangible assets	0.5%
Non-GAAP income from operations as a percentage of revenues	10% to 12%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

Second Quarter 2022
GAAP effective tax rate (approximately)	19%
Tax effect on non-GAAP adjustments	3.2%
Excess tax benefits related to stock-based compensation	0.8%
Non-GAAP effective tax rate (approximately)	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

Second Quarter 2022
GAAP diluted earnings per share (at least)	$0.73
Stock-based compensation expenses	0.46
Included in cost of revenues (exclusive of depreciation and amortization)	0.21
Included in selling, general and administrative expenses	0.25
Humanitarian support in Ukraine (a)	0.21
Unbilled business continuity resources (b)	0.12
Geographic repositioning (d)	0.16
One-time charges	0.23
Other acquisition-related expenses	0.01
Amortization of purchased intangible assets	0.10
Foreign exchange loss	0.03
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.28)
Excess tax benefits related to stock-based compensation	(0.07)
Non-GAAP diluted earnings per share (at least)	$1.70